EXECUTION VERSION

Exhibit 24.1

Power of Attorney

The undersigned, being a director or officer or both of Huntington Funding, LLC, hereby constitutes and appoints Scott J. McKim, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities (including his capacity as director and/or officer of Huntington, Funding, LLC), to sign a Registration Statement on Form S-3 covering Asset Backed Notes to be sold by Huntington Funding, LLC and any or all amendments (including pre-effective and post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been executed by the undersigned on February 15, 2012.

/s/ Nicholas G. Stanutz	/s/ Scott J. McKim
Nicholas G. Stanutz Director, President and Chief Executive Officer	Scott J. McKim Vice President and Chief Financial Officer

/s/ Edward J. Kane	/s/ David S. Anderson
Edward J. Kane Vice President and Treasurer	David S. Anderson Principal Accounting Officer

/s/ Michael A. Queen	/s/ Daniel W. Morton
Michael A. Queen Vice President	Daniel W. Morton Secretary

/s/ Larry D. Case	/s/ Richard A. Cheap
Larry D. Case Assistant Secretary	Richard A. Cheap Director

/s/ Donald R. Kimble	/s/ Victor A. Duva
Donald R. Kimble Director	Victor A. Duva Director

/s/ Kenneth J. Uva
Kenneth J. Uva Director